Exhibit 23.2

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 24, 2000, relating to the financial statements of Stratesec, Incorporated. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.

                                         /s/ KELLER BRUNER & COMPANY, LLP
                                             Keller Bruner & Company, LLP

Frederick, Maryland
June 9, 2000